Exhibit 99.1


                             MINDEN BANCORP, INC.
                           415 MAIN * P.O. Box 797
                        MINDEN, LOUISIANA  71058-0797
                    _____________________________________
                          318-377-0523   TELEPHONE
                              318-377-0038 FAX
                             www.mblminden.com


                              PRESS RELEASE
                              _____________

For Release:   Immediately         For Further Information:

                                   A. David Evans, President/CEO
                                   318-377-0523
                                   E-mail-mbldavid@shreve.net
                                   __________________________

                                             Or

                                   Becky T. Harrell, Treasurer/CFO
                                   318-377-0523
                                   E-mail-mblbecky@shreve.net
                                   __________________________




       MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
       _____________________________________________________________

              FOR THE THIRD QUARTER ENDING SEPTEMBER 30, 2003
              _______________________________________________



Minden, LA. - October 14, 2003 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on October 14, 2003, declared its third cash dividend of $.05 per share on the common stock of the Company payable on November 14, 2003, to the stockholders of record at the close of business on October 27, 2003.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At June 30, 2003, the Company had total assets of $90.3 million, total liabilities of $72.2 million and stockholders equity of $18.1 million.